As Filed with the Securities and Exchange Commission
                              on February 22, 2000

================================================================================

                                                   Registration No. 333-________

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM S-8

              REGISTRATION STATEMENTUNDERTHE SECURITIES ACT OF 1933

                             LINCOLN SNACKS COMPANY

             (Exact name of registrant as specified in its charter)

            Delaware                            47-0758569
            --------                            ----------
   (State or other jurisdiction of     (I.R.S. Employer Identification No.)
    incorporation or organization)

                   4 High Ridge Park
                 Stamford, Connecticut                     06905
                 ---------------------                     -----
       (Address of Principal Executive Offices)         (Zip Code)

                  Lincoln Snacks Company 1993 Stock Option Plan

                            (Full title of the plan)

                               Kristine A. Crabs
                   Vice President and Chief Financial Officer
                             Lincoln Snacks Company
                                4 High Ridge Park
                           Stamford, Connecticut 06905
                  -------------------------------------------

                     (Name and address of agent for service)

                                 (203) 329-4545
                  -------------------------------------------
          (Telephone number, including area code of agent for service)

                                    Copy to:

                                 Paul G. Hughes
                               Cummings & Lockwood
                                  P. O. Box 120
                               Four Stamford Plaza
                        Stamford, Connecticut 06904-0120

                         CALCULATION OF REGISTRATION FEE

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


                                               Proposed maximum     Proposed maximum
 Title of securities       Amount to be        offering price per   aggregate offering      Amount of
 to be registered           registered         share(2)             price(2)                registration fee
--------------------------------------------------------------------------------
Common Stock, par
value $.01 per share       500,000 (1)              $1.50                $750,000            $198.00

================================================================================


(1) Pursuant to Rule 429 under the Securities Act of 1933, this Registration Statement may relate to 550,000 shares of Common Stock and 200,000 shares of Common Stock of Lincoln Snacks Company previously registered by Lincoln Snacks Company on its Registration Statement on Form S-8 (No. 33-99404) which may be offered pursuant to the Lincoln Snacks Company 1993 Stock Option Plan or the Lincoln Snacks Company Non-Employee Directors' Stock Option Plan, respectively. Such shares of Common Stock are being carried forward in connection with this Registration Statement. In the event any such previously registered and unsold shares of Common Stock are offered and sold prior to the effective date of this Registration Statement, the number of shares of such Common Stock will not be included hereunder. The amount of the filing fee paid with Lincoln Snacks Company's Registration Statement on Form S-8 (No. 33-99404) was $753.

(2) Calculated pursuant to Rule 457(h) of the rules and regulations under the Securities Act of 1933 solely for the purpose of calculating the registration fee, based upon the average of the bid and asked prices for the Common Stock as reported on the over-the-counter market on February 18, 2000.

================================================================================

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

     This Registration Statement relates to the offer and sale by Lincoln Snacks Company, a Delaware corporation (the "Company"), of up to 500,000 shares of its of Common Stock, $.01 par value (the "Common Stock"), pursuant to the Lincoln Snacks Company 1993 Stock Option Plan, as amended (as so amended, the "Employee Plan"). Pursuant to Rule 429 under the Securities Act of 1933, as amended (the "1933 Act"), the prospectus relating to the Employee Plan and the Lincoln Snacks Company Non-Employee Directors' Stock Option Plan (the "Director Plan") relates to an additional 550,000 and 200,000 shares of Common Stock, respectively, which were included in the Company's Registration Statement on Form S-8 (No. 33-99404) but which remained unsold as of the date of this Registration Statement. The documents containing the information concerning the Employee Plan and the Director Plan specified in Item 1 of the Form S-8 registration statement under the 1933 Act are not being filed as part of this Registration Statement in accordance with the Note to Part I of the Form S-8 registration statement but will be sent or given to persons receiving options under the Employee Plan or the Director Plan in accordance with Rule 428(b)(1) under the 1933 Act.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents By Reference

     The following documents filed by the Company with the Securities and Exchange Commission (the "Commission") are incorporated into this Registration Statement by reference:

          1. The Company's Annual Report on Form 10-K for the year ended June 30, 1999;

          2. The Company's Quarterly Reports on Form 10-Q for the quarters ended September 30, 1999 and December 31, 1999;

          3.   The Company's Current Report on Form 8-K dated December 22, 1999;
               and

          4. The description of the Company's Common Stock contained in its Registration Statement on Form 8-A dated December 10, 1993, including any amendments or reports filed for the purpose of updating such description..

     All documents filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 (the "1934 Act") after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.

     To the extent that independent public accountants audit and report on financial statements of the Company issued at future dates, and consent to the use of their reports thereon, such financial statements shall also be incorporated by reference in this Registration Statement in reliance upon their reports and their authority as experts in accounting and auditing.

Item 4. Description of Securities

     Not applicable.

Item 5. Interests of Named Experts and Counsel

     Not applicable.

Item 6. Indemnification of Directors and Officers

     Section 145 of the Delaware General Corporation Law (the "DGCL") grants each corporation organized thereunder the power to indemnify its officers, directors, employees and agents on certain conditions against liabilities arising out of any action or proceeding to which any of them is a party by reason of being such officer, director, employee or agent. Section 102(b)(7) of the DGCL permits a Delaware corporation, with the approval of its stockholders, to include in its certificate of incorporation a provision eliminating or limiting the personal liability of its directors to that corporation or its stockholders for monetary damages resulting from certain breaches of the directors' fiduciary duty of care, both in suits by or on behalf of the corporation and in actions by stockholders of the corporation.

     The Company's Certificate of Incorporation, as amended (the "Certificate of Incorporation"), includes a provision as permited by Section 102(b)(7) of the DGCL. The Certificate of Incorporation also provides for the indemnification, to the fullest extent permitted by the DGCL, of directors, officers, employees and agents of the Company.

     The Company's By-laws contain provisions concerning the indemnification of officers, directors, employees and agents which are substantially identical to those contained in the Certificate of Incorporation.

     The Company has purchased a Directors, Officers and Corporate Liability Insurance Policy issued by National Union Fire Insurance Company of Pittsburgh, PA. This policy extends from July 1, 1999 to July 1, 2000.

Item 7. Exemption from Registration Claimed

     Not applicable.

Item 8. Exhibits

Exhibit 4(a) The Company's Certificate of Incorporation, as amended (incorporated by reference to Exhibit 3(A) to the Company's Registration Statement on Form S-1 (Registration No. 33-71432))

Exhibit 4(b)   The Company's By-laws (incorporated by reference to
               Exhibit 3(B) to the Company's Registration Statement on Form S-1 (Registration No. 33-71432))

Exhibit 5      Opinion of Cummings &Lockwood

Exhibit 23(a)  Consent of Arthur Andersen LLP

Exhibit 23(b)  Consent of Cummings & Lockwood (included in Exhibit 5)

Exhibit 24     Power of Attorney

Exhibit 99(a) The Lincoln Snacks Company 1993 Stock Option Plan, as amended (incorporated by reference to Annex A to the Company's definitive Proxy Statement dated October 27, 1999 (Commission File No. 0-23048))

Exhibit 99(b)  The Lincoln Snacks Company Non-Employee Directors' Stock
               Option Plan, as amended (incorporated by reference to Exhibit 4.1 to the Company's Registration Statement on Form S-8 (Registration No. 33-99404))

Item 9. Undertakings (a) The Company hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment hereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

     Provided, however, that the undertakings set forth in paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Company pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The Company hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of any employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in that Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in that Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Stamford, State of Connecticut, on February 22, 2000.

                                           LINCOLN SNACKS COMPANY

                                           By:     /s/ Kristine A. Crabs
                                               -------------------------------
                                                    Kristine A. Crabs
                                                    Vice President
                                                    and Chief Financial Officer

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities shown on the 22nd day of February, 2000.

HENDRIK J. HARTONG, III  Director, President    )
                         and Chief Executive    )
                         Officer (Principal     )
                         executive officer)     )
KRISTINE A. CRABS        Vice President and     )
                         Chief Financial Officer)  By /s/ Hendrik J. Hartong III
                                                )    ---------------------------
                         (Principal financial   )
                         and accounting officer))  Name:  Hendrik J. Hartong III
                                                )           Attorney-in-fact
HENDRIK J. HARTONG, JR.  Director               )
JOHN T. GRAY             Director               )
C. ALAN MACDONALD        Director               )
IAN B. MACTAGGART        Director               )
RICHARD ZWARTENDIJK      Director               )

                                  Exhibit Index

Exhibit 4(a) The Company's Certificate of Incorporation, as amended (incorporated by reference to Exhibit 3(A) to the Company's Registration Statement on Form S-1 (Registration No. 33-71432))

Exhibit 4(b)        The Company's By-laws (incorporated by reference to
                    Exhibit 3(B) to the Company's Registration Statement on Form S-1 (Registration No. 33-71432))

Exhibit 5           Opinion of Cummings &Lockwood

Exhibit 23(a)       Consent of Arthur Andersen LLP

Exhibit 23(b)       Consent of Cummings & Lockwood (included in Exhibit 5)

Exhibit 24          Power of Attorney

Exhibit 99(a) The Lincoln Snacks Company 1993 Stock Option Plan, as amended (incorporated by reference to Annex A to the Company's definitive Proxy Statement dated October 27, 1999 (Commission File No. 0-23048)

Exhibit 99(b)       The Lincoln Snacks Company Non-Employee Directors'
                    Stock Option Plan, as amended (incorporated by reference to Exhibit 4.1 to the Company's Registration Statement on Form S-8 (Registration No. 33-99404))